Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-199821) and Form S-8 (No. 333-192030) of Aerie Pharmaceuticals, Inc. of our report dated February 27, 2015 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
February 27, 2015